Exhibit 10.4

NYXOAH S.A.

2013 SHARE INCENTIVE PLAN

1.       Purpose

The purpose of this 2013 Share Incentive Plan (the “Plan”) of Nyxoah S.A., a Belgian corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future Subsidiary Corporations. “Subsidiary Corporation” means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the offering and/or granting of the warrant, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50 percent or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. (When appearing in this Plan, the terms “offer” and “grant” are to be interpreted according to the laws and/or tax regulations of the appropriate jurisdiction that govern such transactions.)

2.       Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment or to provide professional services to the Company) are eligible to be offered and/or granted warrants, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been offered and/or granted an Award under the Plan shall be deemed a “Participant”.

3.       Administration, Delegation

(a)       Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to offer and/or grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)       Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

(c)       Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Shares Available for Awards

(a)       Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 340 ordinary shares of the Company (the “Ordinary Shares”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Ordinary Shares not being issued, the unused Ordinary Shares covered by such Award shall again be available for the offer and/or grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.       Warrants

(a)       General. The Board may offer and/or grant warrants to purchase Ordinary Shares (each, a “Warrant”) and determine the number of Ordinary Shares to be covered by each Warrant, the exercise price of each Warrant and the conditions and limitations applicable to the exercise of each Warrant.

(b)       Exercise Price. The Board shall establish the exercise price at the time each Warrant is offered and/or granted and specify it in the applicable warrant agreement.

(c)       Duration of Warrants. Each Warrant shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable warrant agreement.

(d)       Exercise of Warrant. Warrants may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(e) for the number of shares for which the Warrant is exercised.

(e)       Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Warrant granted under the Plan shall be paid for as follows:

(1)       in cash, bank transfer or by check, payable to the order of the Company;

(2)       except as the Board may, in its sole discretion, otherwise provide in a warrant agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

(3)       when the Ordinary Shares are registered under the Securities Act of 1933 (USA), as amended and/or any other applicable law under any other jurisdiction (the “Securities Act”), by delivery of the Ordinary Shares owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Ordinary Shares were owned by the Participant at least six months prior to such delivery;

(4)       to the extent permitted by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)       by any combination of the above permitted forms of payment.

6.       Restricted Stock

(a)       Offers / Grants. The Board may offer and/or grant Awards entitling recipients to acquire Ordinary Shares, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)       Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.       Other Stock-Based Awards

The Board shall have the right to offer and/or grant other Awards based upon the Ordinary Shares having such terms and conditions as the Board may determine, including the offer and/or grant of shares based upon certain conditions, the offer and/or grant of securities convertible into Ordinary Shares and the offer and/or grant of stock appreciation rights.

8.       Adjustments for Changes in Ordinary Shares and Certain Other Events

(a)       Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Ordinary Shares other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Warrant, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)       Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Warrants will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

(c)       Acquisition and Change in Control Events

(1)       Definitions

(a)       An “Acquisition Event” shall mean:

(i)	any merger or consolidation of the Company with or into another entity as a result of which the Ordinary Shares are converted into or exchanged for the right to receive cash, securities or other property; or

(ii)	any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

(b)       A “Change in Control Event” shall mean:

(i)	the acquisition by an individual, entity or group (including but not limited to in the event that two or more persons act as partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns 50% or more of either (x) the then-outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for ordinary shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii)	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary shares and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries), (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation beneficially owns, directly or indirectly, 50% or more of the then-outstanding ordinary shares or common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

(c)	“Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Acquisition Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Acquisition Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

(d)	“Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determined, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2)       Effect on Warrants

(a)	Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Warrants shall be assumed, or equivalent warrants shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Warrant or any other agreement between a Participant and the Company, (A) one-half of the number of shares subject to the Warrant which were not already vested shall be exercisable upon the occurrence of such Acquisition Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such warrant, with one-half of the number of shares that would otherwise have first become vested becoming so vested on each subsequent vesting date in accordance with the original schedule and (B) such assumed or substituted warrants shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Acquisition Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, a Warrant shall be considered to be assumed if, following consummation of the Acquisition Event, the Warrant confers the right to purchase, for each Ordinary Share subject to the Warrant immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Ordinary Shares for each Ordinary Share immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Acquisition Event is not solely ordinary shares or common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Warrants to consist solely of ordinary shares or common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Acquisition Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Warrants, then the Board shall, upon written notice to the Participants, provide that all then unexercised Warrants will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each Ordinary Share surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Warrants shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of Ordinary Shares subject to such outstanding Warrants (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Warrants.

(b)	Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Warrant or any other agreement between a Participant and the Company, the vesting schedule of such Warrant shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Warrant, with one-half of the number of shares that would otherwise have first become vested becoming so vested on each subsequent vesting date in accordance with the original schedule; provided, however, that each such Warrant shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3)       Effect on Restricted Stock Awards

(a)	Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Ordinary Shares were converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Ordinary Shares subject to such Restricted Stock Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have first become free from conditions or restrictions becoming free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4)       Effect on Other Awards

(a)	Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, the vesting schedule of all other Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the original schedule set forth in such Award, with one-half of the number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions becoming so exercisable, realizable, vested or free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule. In addition, each such Award shall immediately become fully exercisable, realizable, vested or free from conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(5)	Limitations. Notwithstanding the foregoing provisions of this Section 8c if the Change in Control Event is intended to be accounted for as a “pooling of interests” for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a “pooling of interests” for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

(6)	Notwithstanding anything stipulated above, the Board may adopt, on a case by case basis of respective Participants, such provisions derogating from the provisions of the effect of an Acquisition Event and/or Change in Control Event on Awards as stipulated above, and which such amended and/or derogated provisions shall be deemed to override and be superior to the provisions contained herein, all to be specifically implemented in the respective Award and/or the related agreement with the Participant.

9.       General Provisions Applicable to Awards

(a)       Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)       Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)       Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)       Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)       Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes and/or social security contributions required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax and/or social security liability. Except as the Board may otherwise provide in an Award, when the Ordinary Shares are registered under the Securities Act, Participants may, to the extent then permitted under applicable law, satisfy such tax and/or social security obligations in whole or in part by delivery of Ordinary Shares, including shares retained from the Award creating the tax and/or social security obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax and/or social security obligations from any payment of any kind otherwise due to a Participant.

(f)       Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)       Conditions on Delivery of Shares. The Company will not be obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)       Acceleration. The Board may at any time provide that any Warrants shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.       Provisions relating to Israeli Employees and/or Directors and/or Office Holders

Notwithstanding anything stipulated in the Plan, the following conditions shall be superior to any provision of the Plan in relation to employees and/or directors and/or office holders (“Nosei Misra” - as such term is defined in the Israeli Companies Law) of the Company and/or its affiliate residing and exercising their employment in Israel and who has been deemed to be a Participant (hereinafter the “Israeli Participant”).

(a)       Warrants granted under the Plan to an Israeli Participant may contain such terms as will allow the Warrants and the Ordinary Shares purchased pursuant to the Plan to be recognized (hereinafter “Eligible Warrants”) pursuant to Section 102 of the Israel Income Tax Ordinance (New Version), as amended (the “Ordinance”) and to comply with the Ordinance and its regulations and the Income Tax Rules (Tax Benefits in Share Issuances to Employees) 5363¬2003 (the “Rules”).

(b)      Eligible Warrants, Warrants and/or Ordinary Shares, as the case may be, shall be held in escrow for the benefit of such Israeli Participant by an escrow agent approved by the Israeli Tax Authority (the “ITA”) for such purpose (the “Escrow Agent”).

(c)       Application of section 102 of the Ordinance:

(i)       Warrants and/or Ordinary Shares, as the case may be, granted to Israeli Participants who are deemed to be a “Controlling Shareholder”, as such term is defined in Section 32(i) of the Ordinance, shall be subject to Section 3(i) of the Ordinance, as shall apply from time to time. The Board shall have the absolute discretion to decide whether Warrants and/or Ordinary Shares granted pursuant to Section 3(i) of the Ordinance shall be held with the Escrow Agent.

(ii)       The Escrow Agent and each Israeli Participant in the Plan shall comply with the Ordinance and Rules and with the escrow agreement entered into between the Company and the Escrow Agent.

(iii)       Without derogating from the aforementioned, the Board shall have the authority to determine the specific procedures and conditions of the trusteeship with the Escrow Agent in a separate agreement between the Company and the Escrow Agent.

(iv)       The Eligible Warrants, Warrants and/or Ordinary Shares, as the case may be, and any underlying rights (including bonus shares and dividends ), shall be issued to and held by the Escrow Agent for the benefit of the Israeli Participant in accordance with the provisions of Section 102 of the Ordinance (under the tax route chosen by the Company) and the provisions of the Rules at least for the period required by the Ordinance and the Rules, or such other period as may be required by the ITA. All rights accruing out of and/or resulting from the Eligible Warrants, Warrants and/or Ordinary Shares, as the case may, including, but not limited to bonus shares, shall be vested with the Escrow Agent until the end of the holding period prescribed by the Ordinance and/or the Rules.

(v)       After the required holding period and subject to any further period included in this Plan, or the warrant agreement with the Israeli Participant, the Escrow Agent may release the Eligible Warrants, Warrants and/or Ordinary Shares, as the case may be to the Israeli Participant only after the receipt by the Escrow Agent of an acknowledgment from the ITA that the Israeli Participant has paid or will pay any applicable tax due pursuant to the Ordinance and Rules.

(vi)      The validity of any order given to the Escrow Agent by the Israeli Participant shall be subject to the approval of the Company. The Company shall render its decision regarding whether to approve orders given by any Israeli Participant to the Escrow Agent within a reasonable period of time. The Company shall not be required to approve any order which is incomplete, is not in accordance with the provisions of this Plan and the relevant warrant agreement or which the Company believes should not be executed for any reasonable reason. The Company shall notify the Israeli Participant of the reason for not approving his order. Approval by the Company of any order given to the Escrow Agent by an Israeli Participant shall not constitute proof of the Company’s recognition of any right of such Escrow Agent.

(vii)       Israeli Participants shall pay the Exercise Price upon exercise of any Eligible Warrants, Warrants and/or Ordinary Shares, as the case may be in cash or its equivalent or, subject to prior approval by ITA, any other method specified in the Plan.

(viii)       In the event a stock dividend and/or bonus shares is declared on the Eligible Warrants, Warrants and/or Ordinary Shares, as the case may be according to section 8(a) of the Plan, such dividend shares shall be subject to the provisions of this Plan and the holding period for such dividend shares shall be measured from the commencement of the holding period for the Eligible Warrants, Warrants and/or Ordinary Shares, as the case may be, from which the dividend was declared.

(ix)       According to today’s laws, the exemption under Section 102 of the Ordinance shall be forfeited and the Israeli Participant shall be required to pay any applicable tax promptly at such time as (i) the Company or the Israeli Participant fail to comply with one or more of the conditions for the exemption as required by the Ordinance, Rules or ITA; or (ii) the ITA withdraws or cancels the exemption for the Plan or for the particular Israeli Participant. Notwithstanding the loss of an exemption, the Escrow Agent shall continue to hold the Eligible Warrants, Warrants and/or Ordinary Shares, as the case may be (to the extent the Warrant remains exercisable following termination of employment) for the remainder of the applicable holding period under Section 102 of the Ordinance.

(x)       Notwithstanding the aforesaid, an Israeli Participant shall not be entitled to the issuance or exercise the Eligible Warrants, Warrants and/or Ordinary Shares, including, but not limited to declared dividends and/or bonus shares, as the case may be, prior to the end of the holding period by the Escrow Agent, in accordance with the tax route elected by the Company.

(d)       All tax, duties and levies liabilities regarding the issue and/or exercise and/or the transfer, waiver, or expiration and/or the disposal of the Eligible Warrants, Warrants and/or Ordinary Shares, including, but not limited to declared dividends and/or bonus shares, as the case may be, shall be borne by the Israeli Participant and in the event of death of such Israeli Participant, by their heirs, all in accordance with the tax route elected by the Company.

Neither the Company nor any Subsidiary Corporation nor the Escrow Agent shall be required to bear the aforementioned taxes, duties and/or levies liabilities, directly or indirectly, nor shall they be required to gross up such taxes, duties and/or levies liabilities in the Israeli Participant’s salaries or remuneration. The applicable taxes, duties and/or levies liabilities shall be deducted from the proceeds of disposal of the Eligible Warrants, Warrants and/or Ordinary Shares or shall be paid to the Escrow Agent or to the Company, as the case may be, by the Israeli Participant. The Company is also entitled to withhold taxes, duties and/or levies liabilities in accordance with relevant law, rules and regulations.

Without derogating from the above, the Eligible Warrants, Warrants and/or Ordinary Shares which are granted to Israeli Participants shall be subject to the provisions of Section 102 of the Ordinance, as shall apply from time to time, and the Rules promulgated thereunder. The Board shall have the absolute discretion to choose between any available tax routes to the Israeli Participant under Section 102 of the Ordinance, subject to the provisions of the Ordinance.

The Israeli Participant shall agree and undertake to indemnify the Escrow Agent and the Company and its Subsidiary Corporations and hold each of them harmless against and from any taxes, duties and/or levies liability, including interest and/or fines of any type and/or linkage differentials in respect of such taxes, duties and/or levies liability and/or withheld tax and penalties thereon, which may be incurred as a result of the granting or exercise of an Eligible Warrant or the issuance of Ordinary Shares pursuant to such Warrants.

The Company’s or the Escrow Agent’s obligation to deliver Ordinary Shares upon the exercise of an Award or to sell or transfer Ordinary Shares is subject to payment (or provision of payment satisfactory to the Board) by the Israeli Participant of all taxes, duties and/or levies liability due under any applicable law.

The ramifications of any future modification of any applicable law regarding the taxation of Eligible Warrants, Warrants and/or Ordinary Shares granted to Israeli Participants shall apply to the Israeli Participants accordingly and such Israeli Participants shall bear the full cost thereof, unless such modified laws expressly provide otherwise. For the avoidance of doubt, should the applicability of such taxing arrangements to this Plan or to securities issued in the framework thereof be conditioned on an application by the Company or by the Escrow Agent that same shall apply, the Company shall be entitled to decide, at its absolute discretion, whether to apply such taxing arrangements and to instruct the Escrow Agent to act accordingly.

11.       Miscellaneous

(a)       No Right To Employment or Other Status. No person shall have any claim or right to be offered and/or granted an Award, and the offer and/or grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)       No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Ordinary Shares by means of a stock dividend and the exercise price of and the number of shares subject to such Warrant are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises a Warrant between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Ordinary Shares acquired upon such Warrant exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)       Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be offered and/or granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously offered and/or granted may extend beyond that date.

(d)       Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(e)       Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Belgium, without regard to any applicable conflicts of law. Any dispute arising out of or in connection with the Plan and any related Award, including any question regarding its existence, validity or termination, shall be settled by the Courts of Brussels (Belgium).

(f)       Tax Consequences. Any tax consequences arising from the offer, grant or exercise of any warrant, from the payment for shares covered thereby or from any other event or act, hereunder, shall be borne solely by Participant. The Company shall withhold taxes according to the requirements of the applicable laws, rules, and regulations, including the withholding of taxes and social security contributions at source. Furthermore, the Participant shall indemnify the Company and hold it harmless against and from any and all liability for any such tax or social security contribution as well as any related interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

The Company shall not be required to release any shares certificate to any Participant or record an entry on its share register indicating ownership of shares by a Participant until all required payments have been fully made.